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                                                                       Exhibit 9

April 26, 2004

GE Life and Annuity Assurance Company
6610 West Broad Street
Richmond, Virginia 23230

Re:    GE Life and Annuity Assurance Company
       GE Life & Annuity Separate Account 4
       Post-Effective Amendment No. 13 Under the Securities Act of 1933 Amendment No. 127 Under the Investment Company Act of 1940
       File Nos. 333-62695; 811-05343

Ladies and Gentlemen:

I have served as Counsel to GE Life and Annuity Assurance Company (the "Company") and its GE Life & Annuity Separate Account 4 (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of Flexible Premium Variable Deferred Annuity Contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended. I have examined Post-Effective Amendment No. 13 and Amendment No. 127 to the Registration Statement on Form N-4, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue the Contracts.

2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia.

3. The issuance and sale of the Contracts, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to issuance thereof in certain jurisdictions.

4. To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that the Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 13 and Amendment No. 127 to the Registration Statement filed on Form N-4 for the Contracts and the Separate Account.

Sincerely,

/s/  Michael D. Pappas
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Michael D. Pappas
Associate General Counsel